FOURTH AMENDMENT TO AMENDED AND
                       RESTATED CONSIGNMENT AGREEMENT
                          DATED AS OF JULY 26, 1994


      THIS FOURTH AMENDMENT is made as of the fifteenth day of May, 1998, between RHODE ISLAND HOSPITAL TRUST NATIONAL BANK, a national banking association with its principal office at One Hospital Trust Plaza, Providence, Rhode Island 02903 ("Bank"), and PIERCING PAGODA, INC., a Delaware corporation with its address at 3910 Adler Place, P.O. Box 25007, Lehigh Valley, Pennsylvania 18002-5007 ("Buyer").

                         W I T N E S S E T H T H A T:

      WHEREAS, Bank and Buyer are parties to a certain Amended and Restated Consignment Agreement dated as of July 26, 1994, as amended by a certain First Amendment dated as of December 22, 1994, a certain Second Amendment dated as of September 11, 1995, and a certain Third Amendment dated as of December 24, 1996 (as amend and as otherwise amended or modified from time to time, the "Consignment Agreement"), relating to the consignment by Bank to Buyer of Precious Metal (as defined therein); and

      WHEREAS, Bank and Buyer desire to further amend and modify the Consignment Agreement in certain respects;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. The definition of "Consignment Limit" in Section 1 of the Consignment Agreement is hereby amended to read in its entirety as follows:

            "`Consignment Limit' shall mean Consigned Precious Metal with a Fair Market Value (or unpaid Purchase Price in the case of Consigned Precious Metal for which the Purchase Price has been agreed but payment has not been received by Bank) equal to Thirty Million Dollars ($30,000,000)."

      2. Section 6 of the Consignment Agreement is hereinafter amended to read in its entirety as follows:

            "6. Commingling; Redelivery of Precious Metal. Buyer may use the Consigned Precious Metal only in the ordinary course of its business as now conducted; provided that no Consigned Precious Metal shall be removed from Buyer's Principal Office or the retail locations operated by Buyer prior to the fixing of the Purchase Price for such Consigned Precious Metal. Notwithstanding contrary provisions in this Section, Buyer shall have the right:



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               (i) On terms and  conditions  approved in writing by Bank, to remove scrap from its Principal Office for refining in the ordinary course of its business and to deliver products containing Consigned Precious Metal to retail locations operated by Buyer and to vendor locations of Buyer ("Vendor Locations"), it being agreed that all such scrap and other Consigned Precious Metal shall be and remain the property of Bank until purchased and paid for pursuant to Section 5 hereof; and

                  (ii) As long as (A) Buyer maintains an aggregate  Precious
               Metal inventory at its Principal Office, the retail locations operated by Buyer and Vendor Locations which exceeds the amount of Precious Metal on consignment to Buyer from Bank, Fleet Precious Metals Inc. and any other Precious Metal consignors (the "Minimum Precious Metal") and (B) this Agreement has not been terminated due to the occurrence of an Event of Default, pursuant to the provisions of Section 14 of this Agreement or otherwise, then Buyer shall not be required to purchase Consigned Precious Metal from Bank and withdraw it from consignment and, upon the sale of inventory containing Precious Metal by Buyer to its customers in the ordinary course of business, it shall be deemed that Buyer is selling Precious Metal it owns and not Consigned Precious Metal provided that, after giving effect to such sale, Buyer retains the Minimum Precious Metal in its inventory.

            At any time prior to termination of this Agreement, any or all of the amount of the Consigned Precious Metal may be Redelivered by Buyer to Bank."

      3. Buyer and Bank each agree that, except as expressly provided herein, the terms and provisions of the Consignment Agreement remain unchanged and the Consignment Agreement remains in full force and effect in accordance with its terms. The term "Agreement" as used in the Consignment Agreement and all references to the Consignment Agreement in any other documents or agreements by and between any of the parties hereto which relate to Buyer shall refer, from and after the date hereof, to the Consignment Agreement as amended and supplemented by this Fourth Amendment.

      4. Buyer hereby ratifies and reaffirms that (i) the representations and warranties contained in the Consignment Agreement, as amended by the terms hereof, are true and correct as of the date hereof, except that references to financial statements shall refer to the latest financial statements furnished pursuant to the Consignment Agreement, and (ii) no Event of

Default (as defined in the Consignment Agreement) nor any event which with notice or the lapse of time, or both, would constitute an Event of Default exists as of the date hereof.

      Buyer represents and warrants to Bank that it has taken all necessary and appropriate corporate action to approve the terms of this Fourth Amendment and that the undersigned has been duly authorized to execute and deliver to the Bank this Fourth Amendment and any and all other documents incidental hereto.

      IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed in several counterparts, each of which shall be deemed to be an original as of the day and year first above written.

WITNESS:                            Bank:

                                    RHODE ISLAND HOSPITAL TRUST NATIONAL BANK


_____________________________       By:__________________________________
                                    Michael E. Smith, First Vice President

                                   Buyer:

                                    PIERCING PAGODA, INC.


______________________________      By: _________________________________
                                    Print Name: __________________________
                                    Title: ________________________________